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                                                    Company Contact Information:
                                           Media:  Lillian Kilroy (410) 277-2833
                               Investor Community: Ellen Grossman (410) 277-2889

             PROVIDENT BANKSHARES CORPORATION TAKES WORLDCOM ACTION
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BALTIMORE (June 28, 2002) -- Provident Bankshares Corporation (Nasdaq: PBKS) the
parent company of Provident Bank, plans to write down a $10 million investment in WorldCom Inc. corporate bonds included in its $1.7 billion diversified investment portfolio in the second quarter of 2002. Provident Bank has no loan exposure to WorldCom.

The bonds, purchased in November 2001, mature in April 2004. Provident has been monitoring the WorldCom financial situation since WorldCom's problems were first disclosed.

Recent disclosures regarding WorldCom, including allegations filed by the Securities and Exchange Commission accusing WorldCom of fraud, resulted in Provident's decision to write down the value of these bonds to their current market levels. Taking all other factors and the Company's investment activities during the quarter into consideration, Provident expects that its earnings will be $0.03 - $0.05 below analysts' consensus of $0.44 to $0.45 per share for the 2002 second quarter.

Management expects the Company's earnings per share for 2002 to be in line with the analysts' consensus of $1.80-$1.85.


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Provident Bankshares Corporation's second quarter earnings will be released on
July 17, 2002. An analyst teleconference is scheduled for 10:00 am (EDT) Thursday July 18, 2002. To listen to the teleconference, log on to www.provbank.com. The Webcast will include discussions of the most recent
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quarter's results of operations and may include forward-looking information such as guidance on future results.

Caution Regarding Forward-Looking Statements
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Statements contained in this press release that are not historical facts are forward-looking statements, as the term is defined in the Private Securities Litigation Reform Act of 1995. The words "anticipate," "believe," "estimate," "expect," "should," will" and similar expressions are intended to identify these forward-looking statements. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time, including form 10K for the year ended 12/31/01 and Form 10Q for the most recent quarter.